Exhibit 10.9

OFFICER INDEMNITY AGREEMENT

This Indemnity Agreement (“Agreement”) is made as of                           , by and between EnergySolutions, Inc. a Delaware corporation (the “Company”), and                                (“Indemnitee,” and, together with all director and officer parties to an Indemnity Agreement with the Company, the “Indemnitees”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.  The Certificate of Incorporation (the “Charter”) of the Company and the Bylaws (the “Bylaws”) of the Company provide for indemnification of the officers and directors of the Company.  Indemnitee may also be entitled to indemnification pursuant to the Delaware General Corporation Law (“DGCL”).  The Charter, Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.             Services to the Company.  Indemnitee will serve as an officer of the Company or Enterprise for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation or is terminated.

2.             Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

(a)           “Corporate Status” describes the status of a person who is or was a director, officer, trustee, partner, managing member, fiduciary, employee or agent of the Company or of any other Enterprise Entity which such person is or was serving at the request of the Company.

(b)           “Disinterested Director” shall mean, in respect of a Proceeding in which indemnification is sought by Indemnitee, a director of the Company who is not and was not a party to such Proceeding.

(c)           “Enterprise” shall mean the Company, any Subsidiary of the Company and any other corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, trust, employee benefit plan or other entity (any, an “Enterprise Entity”) of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee, partner, managing member, fiduciary, employee or agent.

(d)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(e)           “Expenses” shall include attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(f)            “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act.

(g)           The term “Proceeding” shall include any threatened, pending or completed action, suit, claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was an officer of the Company, by reason of any action taken by him or of any inaction on his part while acting as an officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise Entity, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(h)           “Subsidiary” shall mean, in respect of any Person, any corporation, association, limited liability company, partnership or other business entity of which more than 50% of the total voting power of shares capital stock or other interests (including partnership or membership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

(i)            References to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of the Company or which imposes duties on, or involves services by, such director, officer, trustee, partner, managing member, fiduciary, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as such terms are referred to in this Agreement and used in the DGCL.

3.             Indemnity in Third-Party Proceedings.  The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is made, or is threatened to be made, a party to or a participant in (as a witness or otherwise) any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, liabilities, fines, penalties, amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) (collectively, “Losses”) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any action, discovery event, claim, issue or matter therein or related thereto, except as provided in Sections 8 and 15.

4.             Indemnity in Proceedings by or in the Right of the Company.  The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, except as provided in Sections 8 and 15.

5.             Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.  If the Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify and hold harmless Indemnitee against all

Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful.  For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by withdrawal or dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.             Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified and held harmless against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7.             Additional Indemnification.

(a)           Notwithstanding any limitation in Sections 3, 4 or 5 hereof, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is made, or is threatened to be made, a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Losses actually and reasonably incurred by Indemnitee in connection with the Proceeding, except as provided in Sections 8 and 15.

(b)           For purposes of Section 7(a) hereof, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

i.              to the fullest extent authorized or permitted by the provisions of the DGCL as in effect as of the date of this Agreement that authorize or contemplate indemnification by agreement; and

ii.             to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers.

8.             Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity payment in connection with any claim made against Indemnitee:

(a)           for which payment actually has been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy or other indemnity provision; or

(b)           for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or

(c)           if a final judgment or other final adjudication by a court having jurisdiction in the matter shall determine that such indemnity is not lawful; or

(d)           in connection with any Proceeding if it has been finally adjudicated by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee:

(1)           did not act in good faith and in a manner believed by him to be in or not opposed to the best interests of the Company;

(2)           engaged in willful misconduct or acts of gross negligence; or

(3)           in the case of any criminal Proceeding, failed to have reasonable cause to believe that his conduct was not unlawful; or

(e)           in connection with any Proceeding if it has been finally adjudicated by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee is liable to the Company including, without limitation, a claim that Indemnitee received an illegal or improper personal benefit, unless the court of law or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses of Losses which such court shall deem proper; or

(f)            except as otherwise provided in Sections 13(d)-(e) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(g)           brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; provided, however, that the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him or her by reason of any alleged dishonesty on his or her part, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that he or she committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

9.             Advances of Expenses; Defense of Claim.

(a)           Except where the Company is not obliged to make indemnity payment under this Agreement pursuant to Section 8 or Section 15, the Company shall advance the Expenses up to the applicable deductible under the Company’s insurance for director and officer liability (after which amount Expenses shall be invoiced by Indemnitee directly to the insurer) incurred by Indemnitee to the fullest extent permitted by law in connection with any Proceeding within ten (10) business days after the receipt by the Company of a statement or statements (including, at the request of the Company, reasonable detail underlying the expenses for which payment is requested) requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured, interest free and shall be made without regard to Indemnitee’s ability to repay the Expenses.  Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement.  The Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of both (i) a written affirmation of Indemnitee’s good-faith belief in his or her entitlement to indemnification hereunder of such Expenses and (ii) a written undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.

(b)           The Company will be entitled to participate in the Proceeding at its own cost and expense.

(c)           Subject to the last sentence of this subsection (c), in the event the Company shall be obligated to pay expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding. After the retention of counsel and assumption of such defense by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently paid or incurred by Indemnitee with respect to the same Proceeding, provided that (x) Indemnitee shall have the right to employ separate counsel in any such Proceeding at Indemnitee’s own expense with no possibility of indemnification for such expense; and (y) the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company if (1) the employment of counsel by Indemnitee has been requested by the Company or (2) representation by such counsel retained by the Company would be precluded under the applicable standards of professional conduct; provided, however that the Company shall not be responsible for the fees and expenses of more than one firm of separate counsel for the Indemnitees in connection with any Proceeding in the same jurisdiction, in addition to local counsel, unless the Company otherwise consents or the failure to retain separate counsel for the particular Indemnitees would be precluded under the applicable standards of professional conduct. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the assumption of the defense by such counsel retained by the Company would be precluded under the applicable standards of professional conduct.

(d)           In the event the Company assumes the defense of the Proceeding, the Company will keep the Indemnitee reasonably informed of the progress of any such defense, compromise or settlement.

10.           Procedure for Notification and Application for Indemnification.

(a)           Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless, and to the extent that, the Company is prejudiced by such failure.

(b)           Indemnitee shall thereafter promptly deliver to the Company a written application to indemnify and hold harmless Indemnitee in accordance with this Agreement.  Following such a written application for indemnification by Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined according to Section 11 hereof.

11.           Procedure Upon Application for Indemnification.

Upon written request by Indemnitee for indemnification pursuant to Section 10(b) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made by a majority vote of the Disinterested Directors, even though less than a quorum of the Board.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) business days after such determination.  Indemnitee shall reasonably cooperate with the Disinterested Directors making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Disinterested Directors upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.

12.           Presumptions and Effect of Certain Proceedings.

(a)           Neither the failure of the Company (including by its directors) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)           If the person or persons empowered or selected under Section 11 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be made in accordance with Section 13; provided, however, that such thirty (30) day period may be extended for a reasonable time if the person or persons making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto or for compliance with applicable advance notice provisions or delivery of meeting materials in connection with any board meeting.

(c)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was not unlawful.

13.           Remedies of Indemnitee.

(a)           In the event that (i) a determination is made pursuant to Section 11 hereof that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11 of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification (as such time period may extended in accordance with Section 12(b)), (iv) payment of indemnification is not made pursuant to Section 5, Section 6 or the last sentence of Section 11 hereof within ten

(10) business days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3, Section 4 or Section 7 hereof is not made within ten (10) business days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)           If a determination shall have been made pursuant to Section 11 hereof that Indemnitee is not entitled to indemnification, any arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  If Indemnitee commences an arbitration pursuant to this Section 13, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 9 hereof until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)           If a determination shall have been made pursuant to Section 11 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           The Company and the Indemnitee shall be precluded from asserting in any arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate before any such arbitrator that the Company and the Indemnitee are bound by all the provisions of this Agreement.

(e)           The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) business days after the Company’s receipt of such written request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any arbitration brought by Indemnitee (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Company’s Charter or Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee.

14.           Non-exclusivity; Survival of Rights; Subrogation.

(a)           The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, Bylaws, any agreement, a vote of stockholders of the Company or a resolution of the Board, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Charter, Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)           In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)           The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(d)           The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Enterprise Entity shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Enterprise Entity.

15.           Settlement.

(a)   Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent.

(b)   The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (1) includes an admission of fault of Indemnitee, any non-monetary remedy affecting or obligation of Indemnitee, or monetary loss for which Indemnitee is not wholly indemnified hereunder or (2) with respect to any Proceeding with respect to which Indemnitee may be or is made a party, witness or participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.  Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement under this Section 15.

16.           Duration of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) six (6) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any Enterprise Entity which Indemnitee served at the request of the Company; or (b) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 13 hereof relating thereto (including any rights of appeal of any Section 13 Proceeding).

17.           Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

18.           Enforcement and Binding Effect.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer of the Company.

(b)           This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)           The indemnification and advancement of expenses provided by, or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), subject to Section 16 shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise Entity at the Company’s request, and shall inure to the benefit of Indemnitee and his or her heirs, devisees, executors and legatees.

19.           Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.  Indemnitee shall not act on behalf of or for the Company in agreeing to any supplement, modification, amendment or waiver of this Agreement.

20.           Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)           If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b)           If to the Company to:

EnergySolutions, Inc.

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

Attention:  Board of Directors

or to any other address as may have been furnished to Indemnitee in writing by the Company.

21.           Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) hereof, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Court has been brought in an improper or inconvenient forum.

22.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

23.           Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

ENERGYSOLUTIONS, INC.		INDEMNITEE

By:
	Steve Rogel	[Name]
	Chairman	Address:

[Signature Page to Officer Indemnity Agreement]